UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 15, 2009
BioClinica, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-11182	11-2872047

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

826 Newtown-Yardley Road, Newtown, PA	18940

(Address of Principal Executive Offices)	(Zip Code)
(267) 757-3000
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.	Entry into a Material Definitive Agreement.
     The information set forth below under “Item 2.01 Completion of Acquisition or Disposition of Assets” is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.
     On September 15, 2009, BioClinica, Inc. (the “Company”) acquired substantially all of the assets of Tourtellotte Solutions, Inc. (“Tourtellotte”), a Massachusetts corporation (the “Acquisition”). The Acquisition was made pursuant to an Asset Purchase Agreement (the “Agreement”), dated September 15, 2008, by and among the Company, BioClinica Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and Tourtellotte. Pursuant to the terms of the Agreement, the Merger Sub purchased and acquired from Tourtellotte, all of the right, title and interest of Tourtellotte in and to the Purchased Assets (as defined in the Agreement) and assumed the Assumed Liabilities (as defined in the Agreement) of Tourtellotte.
     As consideration for the Purchased Assets and Assumed Liabilities, the Merger Sub agreed to pay to Tourtellotte $2.1 million in cash at closing, subject to a purchase price adjustment if the Final Closing Net Working Capital (as defined in the Agreement) is more or less than $894,170. In addition, the Merger Sub agreed to pay additional payments based upon achieving certain milestones, which include certain product development and revenue targets. If these predetermined milestones are achieved prior to December 31, 2012, an additional $3.2 million in cash and 350,000 shares of the Company’s common stock, par value $0.00025 per share, can be earned.
     Although the Company has elected to provide the information set forth in this Item 2.01, the Company does not deem the Acquisition to be the acquisition of a significant amount of assets as defined in Instruction 4 to Item 2.01 to Form 8-K.
     The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.
     On September 16, 2009, the Company issued a press release announcing the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     (a) Financial Statements of Business Acquired.
     Although the Company has elected to provide the information set forth in Item 2.01 above, the Company does not deem the Acquisition to be the acquisition of a significant amount of assets as defined in Instruction 4 to Item 2.01 to Form 8-K.

     (b) Pro Forma Financial Information.
     Although the Company has elected to provide the information set forth in Item 2.01 above, the Company does not deem the Acquisition to be the acquisition of a significant amount of assets as defined in Instruction 4 to Item 2.01 to Form 8-K.
     (d) Exhibits.

Exhibit No.	Description
10.1	Asset Purchase Agreement, dated as of September 15, 2009, by and among BioClinica, Inc., BioClinica Acquisition, Inc., and Tourtellotte Solutions, Inc.

99.1	Press Release of Bio-Imaging Technologies, Inc. dated September 16, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BIOCLINICA, INC.
Dated: September 18, 2009	By:	/s/ Mark L. Weinstein
		Name:	Mark L. Weinstein
		Title:	President and Chief Executive Officer